PROXY TABULATOR

P.O. Box 9117

Hingham, MA 02043-9117

MIS EDITS: # OF CHANGES___/___PRF 1 ____PRF 2____

LABEL BELOW FOR MIS USE ONLY!	OK TO PRINT AS IS*____ *By signing this form you are authorizing MIS
PO # M-2176	to print this form in its current state.
SUNAMERICA # 621
SUNAMERICA BIOTECH FUND	SIGNATURE OF PERSON AUTHORIZING PRINTING DATE
ORIGINAL 1-UP STD 12-11-06 KD
ROB (SUNAMERICA BIOTECH FUND 2007 RV)
REVIEW #1 12-11-06 KD

THREE EASY WAYS TO VOTE YOUR PROXY

1.	TELEPHONE: Call 1-888-221-0697 and follow the simple instructions.

2.	INTERNET: Go to www.proxyweb.com, and follow the on-line directions.

3.	MAIL: Vote, sign and date, and return in the enclosed postage-paid envelope.

If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

999 999 999 999 99    ←

SUNAMERICA BIOTECH/HEALTH FUND

The undersigned shareholder of the SunAmerica Biotech/Health Fund (the “Biotech Fund”), a series of SunAmerica Equity Funds (the “Equity Funds”), hereby appoints Corey Issing and Kathleen Fuentes, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on December 19, 2006, at a Special Meeting of Shareholders to be held at the offices of AIG SunAmerica Asset Management Corp. (“AIG SAAMCo”), located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311 at 9:00 a.m., Eastern time, on Friday, March 2, 2007, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Combined Prospectus/Proxy Statement for the meeting.

ê Dated: _________________

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) (Sign in the Box)
Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged.

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MIS EDITS: # OF CHANGES___/___PRF 1 ____PRF 2____

LABEL BELOW FOR MIS USE ONLY!	OK TO PRINT AS IS*____ *By signing this form you are authorizing MIS
PO # M-2176	to print this form in its current state.
SUNAMERICA # 621
SUNAMERICA BIOTECH FUND	SIGNATURE OF PERSON AUTHORIZING PRINTING DATE
ORIGINAL 1-UP STD 12-11-06 KD
ROB (SUNAMERICA BIOTECH FUND 2007 RV)
REVIEW #1 12-11-06 KD

ê	Please fill in box as shown using black or blue ink or number 2 pencil. ☒	ê
PLEASE DO NOT USE FINE POINT PENS.

		FOR	AGAINST	ABSTAIN

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Biotech Fund would transfer all of its assets to the SunAmerica New Century Fund (the “New Century Fund”), also a series of Equity Funds, in exchange solely for the assumption of the Biotech Fund’s liabilities by the New Century Fund and Class A, Class B and Class C shares of the New Century Fund, which shares will be distributed by the Biotech Fund to the holders of its shares in complete liquidation thereof; and	☐	☐	☐

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

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